UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 8, 2013

Castle Brands Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-32849	41-2103550
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

122 East 42nd Street, Suite 4700, New York, New York		10168
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(646) 356-0200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 5.02 of this Current Report on Form 8-K concerning the Indemnification Agreement (as defined below) is hereby incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective May 8, 2013, upon the recommendation of the Company's Nominating and Corporate Governance Committee, the board of directors of Castle Brands Inc., a Florida corporation (the "Company"), increased the size of the board by one directorship and appointed Sergio Zyman to fill the newly-created directorship and to serve until his successor is duly elected and qualified. There were no arrangements or understandings pursuant to which Mr. Zyman was appointed as a director, and there are no related party transactions between the Company and Mr. Zyman reportable under Item 404(a) of Regulation S-K.

Mr. Zyman, 67, has served as President of Sergio Zyman & Company, a marketing consulting firm, since April 2008. In 1999, Mr. Zyman founded Zyman Group, a marketing consulting firm, and served as its chairman from 1999 until April 2008. From 1993 until 1998, Mr. Zyman served as the chief marketing officer of The Coca Cola Company, where he was also employed from 1979 until 1990. Since October 2012 and January 2012, Mr. Zyman has served as chief executive officer and a director, respectively, of Usell.com, Inc., a publicly-traded technology company focused on creating an online marketplace for selling small consumer electronics. From June 2009 until March 2010, Mr. Zyman served as a director of Tropicana Las Vegas Hotel & Casino, Inc., a publicly-traded company that owns and operates the Tropicana Las Vegas hotel and casino. Mr. Zyman's pertinent experience, qualifications, attributes and skills include his marketing experience and the knowledge and experience he has attained through his service as a director of publicly-traded corporations.

As a non-employee director, Mr. Zyman will receive compensation in the same manner as the Company’s other non-employee directors, which compensation the Company previously disclosed in its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the "SEC") on September 11, 2012. Additionally, in connection with Mr. Zyman’s appointment to the board, the Company and Mr. Zyman entered into an indemnification agreement (the "Indemnification Agreement") in substantially the same form as the Company has entered into with its existing directors. The form of such Indemnification Agreement was previously filed by the Company as an exhibit to its Current Report on Form 8-K filed with the SEC on October 14, 2008. The Indemnification Agreement supplements the Company’s Amended and Restated Articles of Incorporation, as amended, Bylaws and Florida law in providing certain indemnification rights to the indemnitee.

Item 7.01 Regulation FD Disclosure.

On May 9, 2013, the Company issued a press release concerning the appointment of Mr. Zyman to the board of directors. A copy of the press release is furnished as exhibit 99.1 hereto and incorporated herein by reference. The information furnished in Item 7.01 of this Current Report on Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

10.1 Form of Indemnification Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 14, 2008).
99.1 Press release dated May 9, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Castle Brands Inc.

May 13, 2013	By:	/s/ Alfred J. Small

Name: Alfred J. Small
Title: SVP, CFO, Treasurer and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated May 9, 2013.